Jan 31, 2014	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	-3.69	-1.24	-3.69	7.70	-0.26	17.39	13.14	10.80
Market price (%)	-6.44	-1.46	-6.44	-0.62	-1.63	16.96	9.34	9.71
Benchmark (%)	-5.48	-4.67	-5.48	-1.99	0.13	15.62	8.27	N/A

Performance History	2013	2012	2011	2010	2009	2008	2007	2006
NAV (%)	17.03	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10
Market price (%)	11.48	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67
Benchmark (%)	7.25	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Jan 31, 2014.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Jan 31, 2014.	* China includes A-shares (2.8%), A-share equity linked securities (8.3%), B-shares (0.0%), H-shares (17.8%) and Red-chips (13.8%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
BEIJING ENTERPRISES HOLDINGS, LTD.	INDUSTRIALS	4.1
TENCENT HOLDINGS, LTD.	I.T.	3.7
CHINA MINSHENG BANKING CORP., LTD.	FINANCIALS	3.7
HUTCHISON WHAMPOA, LTD.	INDUSTRIALS	3.5
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	3.4
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	3.4
LI & FUNG, LTD.	CONSUMER DISCRETIONARY	3.2
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	2.8
PING AN INSURANCE, LTD.	FINANCIALS	2.6
ENN ENERGY HOLDINGS, LTD.	UTILITIES	2.6
Total	33.0

Direct Investments	Sector	%
Nil

Total		-

Source: State Street Bank and Trust Company as at Jan 31, 2014.

Fund Details

NAV	$22.19
Market price	$19.47
Premium/Discount	-12.26%
Market cap	US$305.33m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Jan 31, 2014.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
13 Dec 2013	19 Dec 2013	23 Dec 2013	27 Dec 2013	3.3140	0.4387	2.8753	0.0000
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0116	0.2996	2.7309	0.9811
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074

Source: State Street Bank and Trust Company as at December 31, 2013. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Jan 31, 2014.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Jan 31, 2014.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

With China’s macroeconomic data suggesting a moderation in economic activity, the Hong Kong equity markets consolidated with the Hang Seng Index pulling back 5.5% in January. The January HSBC/Markit PMI fell to 49.5 indicating potential growth deceleration in the near term and consistent with the sequential industrial slowdown in recent months. The drop reaffirms the weaker growth momentum in recent months which was likely heightened by pollution control, anti-corruption measures as well as the relatively tight monetary and fiscal policy stances. Market sentiment was also dampened by concerns over the potential default of maturing trust loans and the interbank rate hovering at a relatively high level.

In Hong Kong, the latest Government Policy Address had minimal impact on the equity market with no surprises with respect to the housing policy.

In Taiwan, December export orders grew by 7.4% year-on-year, far exceeding the market consensus of 2% year-on-year, mainly attributable to the export of Apple products. In general, the fourth quarter corporate earnings results were mildly positive with key technology companies delivering solid numbers, while there was profit taking pressures for non-technology stocks.

Fund Review

The Fund outperformed the benchmark for the month. The overweight in information technology and underweight in financials contributed the most to relative returns, while stock selection in information technology and consumer discretionary detracted. The top two contributors for the month were Hand Enterprise and Tong Hsing Electronics. There was no material positive news on Hand Enterprise and the share price recovered from relatively low levels. Tong Hsing Electronics, a Taiwanese company, is a leading supplier of ceramic substrates for LED lighting and the company benefited from the increasing demand of LED lighting. Conversely, one of the main detractors was Digital China. The company issued a profit warning during the month, which was attributed mainly to a change in accounting year end. We remain positive on the company for the medium term. Also, the shares in Integrated Waste Solutions (formerly known as Fook Woo) resumed trading in late January, after being suspended since November 2011. We took the opportunity to exit the position.

Outlook

Greater China equities are likely to post a moderate rebound after a sharp sell-off. In China, we would expect news flow on reform initiatives to help support market sentiment in the short term. In addition, concerns over a ‘hard landing’ in China should ease over time as we believe that China’s economy should be relatively stable in 2014.

In Taiwan, we expect the equity market will benefit from the continuous corporate earnings growth, a positive liquidity situation due to favorable monetary policies and the local elections at the end of the year. We favor companies that are likely to benefit from the expected economic recovery in the developed markets in 2014.

Source: RCM Asia Pacific Limited as at January 31, 2014.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
608169900	Beijing Enterprises Holdings, Ltd.	12,981,141	14,277,698	1,683,500	4.1
B01CT3905	Tencent Holdings, Ltd.	5,167,991	13,021,734	186,200	3.7
B57JY2909	China Minsheng Banking Corp., Ltd.	14,491,196	12,818,201	13,027,000	3.7
644806002	Hutchison Whampoa, Ltd.	10,763,479	12,105,172	975,000	3.5
663094902	China Everbright International, Ltd.	3,964,141	11,772,589	8,944,000	3.4
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	9,146,686	11,679,182	3,370,000	3.4
628625907	Li & Fung, Ltd.	11,326,774	11,191,190	8,016,000	3.2
B3VN92906	HAND Enterprise Solutions Co., Ltd.	589,162	9,545,502	3,138,673	2.8
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,979	9,091,241	1,418,047	2.6
633393905	Enn Energy Holdings, Ltd.	367,996	8,914,063	1,376,000	2.6
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	7,822,224	8,843,188	1,723,000	2.5
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/16/15)	6,453,442	8,540,046	1,838,546	2.5
637248907	MediaTek, Inc.	7,101,686	8,288,258	627,000	2.4
B00G0S903	CNOOC, Ltd.	10,305,318	8,107,722	5,160,000	2.3
671815900	Qingling Motors Co., Ltd.	8,718,221	8,056,411	28,960,000	2.3
B3WH02907	Hermes Microvision, Inc.	7,867,215	7,973,001	269,000	2.3
635186901	Digital China Holdings, Ltd.	14,070,844	7,965,638	8,138,000	2.3
626073902	Delta Electronics, Inc.	4,010,493	7,831,092	1,425,000	2.3
607355906	China Mobile, Ltd.	8,371,940	7,787,493	816,000	2.2
B1DYPZ905	China Merchants Bank Co., Ltd.	9,119,882	7,619,425	4,312,000	2.2
620267906	Advantech Co., Ltd.	3,787,770	7,417,147	1,189,000	2.1
B2R2ZC908	CSR Corp., Ltd.	7,466,210	7,251,396	9,930,000	2.1
658444906	Merida Industry Co., Ltd.	6,624,015	6,949,814	1,126,000	2.0
674347901	Semiconductor Manufacturing International Corp.	6,358,447	6,410,086	63,001,000	1.8
685992000	Sun Hung Kai Properties, Ltd.	7,077,680	6,371,211	521,000	1.8
B1G1QD902	Industrial & Commercial Bank of China Ltd.	6,201,503	6,161,222	9,925,000	1.7
622657906	PetroChina Co., Ltd.	6,262,451	5,884,620	6,084,000	1.7
674842901	Ruentex Development Co., Ltd.	2,674,949	5,837,303	3,311,904	1.7
ACI009HH0	China Suntien Green Energy Corp., Ltd.	4,612,718	5,565,533	12,785,000	1.6
B58J1S907	Chailease Holding Co., Ltd.	5,196,680	5,256,552	2,132,000	1.5
B236JB905	Tiangong International Co., Ltd.	5,449,044	4,998,165	18,480,000	1.4
645166901	Largan Precision Co., Ltd.	3,937,557	4,537,338	118,000	1.3
B0Y91C906	China National Building Material Co., Ltd.	5,073,552	4,466,343	4,630,000	1.3
644094906	Taiwan FamilyMart Co., Ltd.	525,306	4,436,670	742,652	1.3
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603	4,399,552	2,996,500	1.3
613623909	Hengan International Group Co., Ltd.	3,889,897	4,069,615	375,500	1.2
B688XD907	Beijing Jingneng Clean Energy Co., Ltd.	3,525,009	4,061,099	6,244,000	1.2
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	3,754,240	10,958,500	1.1
ACI07LD80	Dongxu Optoelectronic Technology Co., Ltd. (expiration 06/30/15)	2,846,947	3,625,754	962,760	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/16/15)	4,674,320	3,614,128	7,375,772	1.0
B16NHT900	Shui On Land, Ltd.	4,155,621	3,545,415	11,055,500	1.0
643280902	Chipbond Technology Corp.	3,949,251	2,988,068	1,916,000	0.8
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/16)	2,786,924	2,913,502	2,449,968	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	2,703,656	47,710,000	0.8
42751U205	Hermes Microvision, Inc.	1,368,073	1,386,833	46,900	0.4
B1B25Q909	Daqin Railway Co., Ltd. Access Product (expiration 01/20/15)	1,246,037	1,272,567	1,070,283	0.4
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034	-	2,677	0.0

Source: State Street Bank and Trust Company as at Jan 31, 2014.

The China Fund, Inc. (CHN)

The information  contained herein has been obtained from sources believed to be reliable but RCM (an Allianz Global Investors company) and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions  expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future  results. This material  is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual  fund carefully before investing. This and other information   is contained  in the fund’s  annual  and semiannual  reports,  proxy statement  and other fund information,  which may be obtained  by contacting  your financial  advisor or visiting  the  fund’s  website  at www.chinafundinc.com. This information  is unaudited  and is intended  for informational  purposes only. It is presented only to provide information  on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive  a significant part of their revenue from China. Investing  in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular  geographic region. The Fund is a closed-end  exchange traded management investment company. This material is presented only to provide information and is not intended for trading  purposes. Closed-end funds, unlike open- end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through  a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.